Exhibit 10.16

Beijing QIYI Century Science & Technology Co., Ltd.

(as Pledgee)

and

GENG Xiaohua

&

GONG Yu

(as Pledgors)

Regarding 100% of the shares in Shanghai iQIYI Culture Media Co., Ltd.

SHARE PLEDGE AGREEMENT

October 25, 2013

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is exectued by the following parties in Beijing on October 25, 2013:

Pledgee:

Beijing QIYI Century Science & Technology Co., Ltd.

Registered address: Floor 10 & 11, 2 Haidian North First Street, Haidian District, Beijing

Pledgors:

GENG Xiaohua

Domicile: ******

GONG Yu

Domicile: ******

Whereas,

1.	the Pledgee is a wholly foreign owned enterprise incorporated in Beijing, the People’s Republic of China (“China”).

2.	the Pledgors are both citizens of China, together holding 100% of the shares in Shanghai iQIYI Culture Media Co., Ltd. (“IQIYI”), a limited liability company incorporated in Shanghai, China. Among the Pledgors, GENG Xiaohua holds 50% of the shares in IQIYI, and GONG Yu holds the other 50% of the shares in IQIYI.

3.	the Pledgee and the Pledgors entered into a Loan Agreement (“Loan Agreement”) on October 21, 2013 whereby the Pledgee has provided the Pledgors with an interest-free loan of RMB ten million (RMB 10,000,000.00) (the “Loan”). Among that, the Pledgee has lent RMB 5,000,000 to GENG Xiaohua and RMB 5,000,000 to GONG Yu, and the Pledgors have both received such loans;

4.	To guarantee the Pledgors’ performance of their obligations under the Loan Agreement the Pledgors are willing to pledge their shares in IQIYI to secure payment of the Loan.

Therefore, the Pledgors and Pledgee enter into this Agreement according to the following provisions upon consensus through friendly negotiation.

Article 1 Definitions

Unless this Agreement provides otherwise, the following terms shall have meaning below:

1.1	“Pledge” means the content set forth in Article 2 hereof.

1.2	“Shares” means all the shares held by the Pledgors legally in IQIYI.

1.3	“Pledge Ratio” means the ratio between the value of the Pledge hereunder and the total of the Service Fee and the Loan.

1.4	“Pledge Term” means the period set forth in Article 3.2 hereof.

1.5	“Default Event” means any circumstances set forth in Article 7.1 hereof.

1.6	“Default Notice” means the notice sent by the Pledgee according hereto to announce any Default Event.

Article 2 Pledge

The Pledgors create a pledge over all their shares in IQIYI in favor of the Pledgee, to secure performance of all debts under the Loan Agreement. “Pledge Right” means the right enjoyed by the Pledgee to convert the Shares into money, auction or sell the Shares and to have priority in payment from the proceeds obtained from disposal of the Shares.

Article 3 Pledge Ratio and Pledge Term

3.1	Pledge Ratio

The pledge ratio of the Pledge is 100%. Among that, GENG Xiaohua pledges value of 5 million for the loan of 5 million, GONG Yu pledges value of 5 million for the loan of 5 million.

3.2	Creation and Term of the Pledge

3.2.1	The Pledge hereunder is created when it is recorded in the register of members of IQIYI, and registered with the competent industrial and commercial administrative authority.

3.2.2	The pledge term hereunder expires when all the debts under the Loan Agreement become due, then the Pledgee shall have the right to rescind or terminate this Agreement.

3.2.3	During the Pledge Term, if the Pledgors fail to perform any obligation under the Loan Agreement, the Pledgee has the right to dispose of the Pledge Right according to this Agreement.

Article 4 Custody of Pledge Certificate

4.1	During the pledge term hereunder, the Pledgors shall deliver the capital contribution certificate regarding the shares in IQIYI to the Pledgee for the custody within one (1) week after execution of this Agreement.

4.2	The Pledgee has the right to collect dividends of the Shares during the term of this Agreement.

Article 5 Representations and Warranties of the Pledgors

5.1	The Pledgors is the legal owner of the Shares, and they has duly approved the share pledge hereunder through a resolution of shareholders’ meeting (see Schedule 2).

5.2	The Pledgors has not created any other pledge or right over the Shares other than the Pledge created in favor of the Pledgee.

5.3	The dividends produced during the term of this Agreement shall belong to the Pledgee.

Article 6 Representations and Warranties of the Pledgee

6.1.	During the existence of this Agreement, the Pledgors undertakes that in the interest of the Pledgee, they will

6.1.1.	not transfer their Shares or create or permit existence of any pledge or any other security interests that may affect the Pledgee’s right or interest, without prior written consent of the Pledgee;

6.1.2.	comply with and perform the provisions of all the laws and regulations relating to rights pledge, and will present any notice, order or advice issued or made by any competent authority to the Pledgee within five (5) days after receiving such notice, order or advice, and shall follow such notice, order or advice, or raise objection or statement on the above matter at reasonable request of the Pledgee or with consent of the Pledgee;

6.1.3.	promptly notify the Pledgee of any event or notice that may affect the Pledgors’s Shares or other right, or any event or notice received that may change any security or obligation created hereunder or have other effect.

6.2.	The Pledgors agree that the Pledgee’s exercise of the pledge right hereunder according to the provisions hereof shall not be interrupted or prevented by the Pledgors or their successors or principals or other persons through any legal procedure.

6.3.	The Pledgors warrant to the Pledgee that to protect or perfect the security hereunder for the obligations of repaying the Loan, they will execute and procure other parties interested in the pledge right to execute any right certificates or deeds, and/or conduct and procure other parties interested to conduct any acts, in good faith, which are required by the Pledgee, and shall provide convenience for the exercise of rights or authorities granted by this Agreement to the Pledgee.

6.4.	The Pledgors undertake to the Pledgee that they will sign any change document of Shares certificate (if applicable and necessary) with the Pledgee or its designated person (natural person or legal person), and provide the Pledgee with all notices, orders and decisions regarding the Pledge it deems necessary.

6.5.	The Pledgors undertake to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions in the interest of the Pledgee. If the Pledgors fails to perform the warranties, covenants, agreements, representations and conditions in whole or in part, it shall compensate the Pledgee for all losses thus caused.

6.6.	During the term of this Agreement, the Pledgors will not carry out any act or forbearance that may affect value of the pledged Shares, and shall maintain and increase such value. If any event occurs which may reduce the value of the pledged Shares or affect the Pledgors’ performance of any obligation hereunder, the Pledgors shall promptly notify the Pledgee, and at the request of the Pledgee provide other property security satisfactory to the Pledgee regarding the reduced amount of the pledged Shares.

6.7.	Subject to applicable laws and regulations, the Pledgors shall carry out, and use the best efforts to actively cooperate with the Pledgee to carry out all registrations, filings and other procedures with respect to the Share Pledge required by the laws and regulations.

Article 7 Default Events

7.1.	The following events shall be deemed Default Events:

7.1.1.	The Pledgors fails to perform any obligation under the Loan Agreement and supplemental agreement(s);

7.1.2.	IQIYI fails to completely perform other obligations on time;

7.1.3.	Any representation or warranty made by the Pledgors in Article 5 hereof is materially misleading or wrong, and/or the Pledgors breaches any warranty in Article 5 hereof;

7.1.4.	The Pledgors breaches any covenants in Article 6 hereof;

7.1.5.	The Pledgors breaches any other provisions hereof;

7.1.6.	The Pledgors abandons the pledged shares, or without written consent of the Pledgee transfers the pledged Shares;

7.1.7.	Any loan, security, indemnity, covenant or other repayment liability of the Pledgors to others (1) is requested to be repaid or performed early for any breach; or (2) becomes due but is unable to be repaid or performed, and thus causes the Pledgee to believe that the Pledgors’s ability to perform its obligations hereunder has been impaired;

7.1.8.	IQIYI fails to repay any general debt or other indebtedness;

7.1.9.	This Agreement becomes illegal, or the Pledgors cannot perform any obligation hereunder for any reason other than force majeure;

7.1.10.	Any adverse change occurs to any property owned by the Pledgors, which causes the Pledgee to believe that the Pledgors’s ability to perform its obligations hereunder has been impaired; default caused by the breach of this Agreement by any act or forbearance of the Pledgors.

7.2.	If the Pledgors knows or finds that any event set forth in Article 7.1 or any matter that may cause such event to have occurred, they shall immediately notify the Pledgee in writing.

7.3.	Unless the Default Event set forth in Article 7.1 has been resolved satisfactory to the Pledgee, the Pledgee may send notice of default to the Pledgors in writing at any time on or after occurrence of the Default Event, requesting the pledger to immediately pay any outstanding amount or other amount payable under the Loan Agreement, or dispose of the Pledge according to Article 8 hereof.

Article 8 Exercise of Pledge Right

8.1.	Before the obligations under the Loan Agreement and the supplemental agreement(s) are fully performed, whichever is later, the Pledgors may not transfer the pledged Shares without written consent of the Pledgee.

8.2.	When exercising the pledge right, the Pledgee shall issue a Default Notice to the Pledgors.

8.3.	Subject to the provisions of Article 7.3, the Pledgee may exercise its right to dispose of the pledge right when or after the Default Notice is sent according to Article 7.3

8.4.	The Pledgee has the right to convert the Shares into money, auction or sell the Shares and to have priority in payment from the proceeds obtained from disposal of the Shares, until the loan or all the other amount payable owed by the Pledgors under the Loan Agreement are fully paid.

8.5.	When the Pledgee disposes of the pledge right according to this Agreement, the Pledgors may not set any obstacle, and shall provide necessary assistant to realize the pledge right.

Article 9 Transfer

9.1.	The Pledgors has no right to gift or transfer any rights or obligations hereunder without the Pledgee’s prior written consent.

9.2.	This Agreement shall bind the Pledgors and its successor or heir, and inure to the benefit of the Pledgee and its successor, heir or permitted assigns.

9.3.	The Pledgee may transfer all or any rights and obligations under the Loan Agreement and the supplemental agreement(s) to its designated person (natural or legal person) at any time to the extent permitted by laws. In such case, the transferee shall enjoy and assume such rights and obligations enjoyed and assumed by the Pledgee hereunder, as if it is a party to this Agreement. When the Pledgee transfers any rights and obligations under the Loan Agreement and the supplemental agreement(s), it only needs to send written notice to the Pledgors, and the Pledgors shall sign relevant agreement and/or document relating to the transfer at the request of the Pledgee.

9.4.	When the Pledgee is changed owing to transfer, the new parties to the pledge shall sign another pledge contract.

Article 10 Effectiveness and Term

This Agreement shall become effective on December 19, 2012.

Article 11 Termination

The pledge hereunder shall expire when all the debts under the Loan Agreement become due, only Party A, i.e. the Pledgee, shall have the right to unilaterally rescind or terminate this Agreement.

Article 12 Formality Fee and Other Expenses

12.1.	All the costs and expenses relating to this Agreement, including but not limited to legal costs, cost of production, stamp duty and other taxes and expenses, shall be borne by the Pledgors. If the Pledgee is required to pay relevant taxes and expenses according to law, the Pledgors shall indemnify fully the taxes and expenses paid by the Pledgee.

12.2.	If the Pledgors fails to pay any taxes or expenses according hereto, if the Pledgee recovers any taxes or expenses from the Pledgors by any means or in any ways for other reason, the Pledgors shall assume all costs thus caused, including but not limited to various taxes, formality fees, management fees, litigation costs, attorney’s fees and various insurance premiums for handling the pledge right.

Article 13 Force Majeure

13.1.	“Force Majeure” means any events that are beyond the reasonable control of either party and are unavoidable event the affected party takes reasonable care, including but not limited to government acts, change of laws, Acts of God, fire, explosion, storm, flood, earthquake, tide, lightening, or war. However, insufficiency of creditworthiness, fund or financing shall not be deemed an event beyond either party’s reasonable control. The party affected by force majeure event shall notify promptly the other party of such event.

13.2.	When performance of this Agreement is delayed or prevented by any Force Majeure event defined in the above paragraph, the party affected by the event is not required to assume any liability hereunder to the extent of such delay and prevention. The affected party shall take appropriate measures to mitigate or eliminate the effect of the event, and shall try to resume performance of the obligation delayed or prevented by the event. Once the effect of the force majeure event is eliminated, the parties agree to use their best efforts to resume performance of this Agreement.

Article 14 Confidentiality

The parties acknowledge and confirm that any oral or written information communicated with each other regarding this Agreement is confidential information. The parties shall keep such information confidential, and may not disclose such information to any third person without written consents of the other party, except (a) Any information that has been known or will be known to the public (not through any disclosure of the receiving party to the public); (b) Any information disclosed according to the requirements of applicable laws and stock exchange rules; or (c) Any information disclosed to either party’s legal or financial consultant with respect to the transaction contemplated hereunder, who is required to perform similar obligation of confidentiality to those specified herein. Any disclosure by any employee or engaged institution of either party shall be deemed disclosure by such party, and such party shall assume the liability for breach of contract according to this Agreement.

Article 15 Dispute Resolution

15.1.	This Agreement shall be governed by and interpreted according to the laws of China.

15.2.	When the parties have any dispute relating to interpretation or performance of any provision hereof, they shall negotiate in good faith to resolve such dispute. If the parties fail to reach an agreement, either party may submit the dispute to China International Economic and Trade Arbitration Commission to arbitrate according to the arbitration rules then in effect. The place of arbitration shall be Beijing; the language used in the arbitration shall be Chinese. The arbitration award is final and has binding force upon the parties.

Article 16 Notice

Any notice of each party hereto for exercise and performance of rights and obligations hereunder shall be made in writing and sent to the following addresses. If the notice is sent by personal delivery, it shall be deemed served when it is actually delivered. If the notice is sent by telex or fax, it shall be deemed served when it is sent; if it is not sent on a business day or in business hours, it shall be deemed served on the next business day. The addresses shall be those set forth on the first page hereof or other addresses notified by the parties in writing from time to time. “Writing” includes fax and telex.

the Pledgee: Beijing QIYI Century Science & Technology Co., Ltd.Address: Floor 10 & 11, 2 Haidian North First Street, Haidian District, Beijing

Fax:

Tel:

the Pledgors:

GENG Xiaohua

Address: ******

Fax:

Tel:

GONG Yu

Address: ******

Fax:

Tel:

Article 17 Entire Contract

Notwithstanding Article 10 hereof, the parties acknowledge that this Agreement once effective shall constitute the entire agreement and understanding between them with respect to the subject matter hereof, and shall replace all oral and/or written agreements and understandings concluded by the parties with respect to the subject matter hereof.

Article 18 Severability

If any provision hereof is decided invalid, or unenforceable for violating any laws, the provision shall be deemed in valid in the jurisdiction where the laws are applied, and shall not affect the legal validity of other provisions hereof.

Article 19 Schedules

The schedules hereto are an integral part hereof.

Article 20 Amendment and Supplementation

20.1.	Only Party A, i.e. the Pledgee, has the right to unilaterally amend this Agreement, and shall amend or supplement this Agreement in writing. Any amendment to or supplemental agreement(s) of this Agreement duly signed by the Pledgee’s legal representative or authorized signatory constitute a part of this Agreement, and have the same legal force as this Agreement.

20.2.	Any amendment to, supplementation of or modification of this Agreement shall be made in writing and become effective after executed by the Pledgee’s legal representative or authorized signatory.

Article 21 Counterparts

This Agreement is written in Chinese in five counterparts. Each party shall hold one counterpart, and the other two counterparts will be used for Share Pledge registration. All counterparts have equal legal force.

[The remainder of this page is intentionally left blank.]

[Signature Page]

IN WITNESS WHEREOF, the Parties have signed or caused this Agreement to be signed by their respective legal or authorized representatives on the first date written above.

Pledgee: Beijing QIYI Century Science &Technology Co., Ltd.

[Company seal is affixed]

Legal/Authorized Representative: /s/ Gong Yu

Pledgors:

Geng Xiaohua
By:	/s/ Geng Xiaohua

GONG Yu
By:	/s/ GONG Yu

Schedules:

1.	Register of Members of Shanghai iQIYI Culture Media Co., Ltd.;

2.	Shareholders’ resolution of Shanghai iQIYI Culture Media Co., Ltd..

Schedule 1

Shanghai iQIYI Culture Media Co., Ltd.

Register of Members

October 25, 2013

Name of shareholder	Contribution amount; shareholding percentage	Information of shareholder	remarks
GENG Xiaohua	RMB 5 million 50%	Nationality: China ID No.: *** Address: *** Contact information:	This shareholder pledges all his/her shares in the company in favor of Beijing QIYI Century Science &Technology Co., Ltd., effective from October 25, 2013, until the all the debts under the Loan Agreement become due.

GONG Yu	RMB 5 million 50%	Nationality: China ID No.: *** Address: *** Contact information:	This shareholder pledges all his/her shares in the company in favor of Beijing QIYI Century Science &Technology Co., Ltd., effective from October 25, 2013, until the all the debts under the Loan Agreement become due.

Schedule 2

Shanghai iQIYI Culture Media Co., Ltd.

Shareholder’s Resolution

In connection with the Amended and Restated Share Pledge Agreement entered into between the shareholder of the Shanghai iQIYI Culture Media Co., Ltd. (the “Company”) and Beijing QIYI Century Science &Technology Co., Ltd. on October 25, 2013, the shareholders’ meeting of the Company resolves as follows:

Approve the shareholder of the Company pledge their Shares in the Company in favor of Beijing QIYI Century Science &Technology Co., Ltd..

This resolution is signed and delivered by the following shareholder on October 25, 2013.

Shareholder: GENG Xiaohua

/s/ GENG Xiaohua